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                                                                 Exhibit 23



          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-109830, No. 333-104097 and No. 333-117742)
and in the Registration Statements on Forms S-8 (No. 333-113898, No. 333-113897, No. 33-36132, No. 33-53333, No. 333-67027, No. 333-71311, No.
333-88015, No. 333-60216, and No. 333-105362) of Anheuser-Busch Companies,
Inc. of our report dated February 23, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 23, 2005 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


St. Louis, MO
March 10, 2005